EXHIBIT B

ORGANIZATIONAL CHART SHOWING THE RELATIONSHIP OF EACH EWG OR FOREIGN UTILITY COMPANY TO ASSOCIATE COMPANIES IN THE HOLDING COMPANY SYSTEM

WPS RESOURCES CORPORATION *

Wisconsin Public Service Corporation
WPS Leasing, Inc.
Wisconsin Valley Improvement Company (27.17% ownership)
Wisconsin River Power Company (50% ownership)
WPS Investments, LLC (approximately 36.36% ownership)
American Transmission Company LLC (approximately 22.64% ownership)
Guardian Pipeline LLC (33 1/3% ownership)
ATC Management Inc. (19.75% ownership)

WPS Investments, LLC (approximately 53.64% ownership)
American Transmission Company LLC (approximately 22.64% ownership)
Guardian Pipeline, LLC (33 1/3% ownership)

WPS Nuclear Corporation
Nuclear Management Company, LLC (20% ownership)

WPS Visions, Inc.

Badger Energy Services, LLC (12.50% ownership)

WPS Resources Capital Corporation
WPS Energy Services, Inc.
Quest Energy, LLC
WPS-ESI Gas Storage, LLC (81.50% ownership)
WPS Energy Services of Canada Corp.
Advantage Energy, Inc.
3096210 Nova Scotia Company
Boralex WPS Power Limited Partnership (49.9% ownership)
WPS Power Development, Inc.
PDI Stoneman, Inc.
Mid-American Power, LLC**
WPS Canada Generation, Inc.**
Boralex WPS Energy, Inc. (50% ownership)
Boralex WPS Power Limited Partnership (0.2% ownership)
WPS New England Generation, Inc.**
PDI Operations, Inc.
Neulite Industries of Wisconsin, LLC (50% ownership)
Renewable Fibers International, LLC (33-1/3% ownership)
Wisconsin Woodgas LLC
Wisconsin Energy Operations LLC (49% ownership)
ECO Coal Pelletization #12 LLC (70% ownership)
Synfuel Solutions, LLC (33.33% ownership)
Synfuel Solutions Operating, LLC
Sunbury Holdings, LLC
Mid-American Power Ventures, LLC
Sunbury Generation, LLC**
WPS Westwood Generation, LLC **
WPS Empire State, Inc.**
WPS Beaver Falls Generation, LLC**
WPS Niagara Generation, LLC**
WPS Syracuse Generation, LLC** WPS Niagara Properties, Inc.
Combined Locks Energy Center, LLC**

Upper Peninsula Power Company
WPS Investments, LLC (approximately 10% ownership)
American Transmission Company LLC (approximately 22.64% ownership)
Guardian Pipeline LLC (33 1/3% ownership)
ATC Management Inc. (2.9% ownership)

Upper Peninsula Building Development Company

Penvest, Inc.
Superior Technologies, Inc. (33.33% ownership)
Super Com Limited Partnership of Northern Michigan (22.5% ownership)

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EXHIBIT B

ORGANIZATIONAL CHART SHOWING THE RELATIONSHIP OF EACH EWG OR FOREIGN UTILITY COMPANY TO ASSOCIATE COMPANIES IN THE HOLDING COMPANY SYSTEM

WPS RESOURCES CORPORATION *

Brown County C-LEC, LLC (40% ownership)

*

WPS Resources Corporation is the parent holding company. All affiliated companies listed are 100% owned except as noted otherwise. All affiliates are currently active, with the exception of Neulite Industries of Wisconsin, LLC, Renewable Fibers International, LLC, 3096210 Nova Scotia Company, Boralex WPS Power Limited Partnership, and Boralex WPS Energy, Inc.

** An exempt wholesale generator.

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